                                                                     EXHIBIT 2.2


                                                                       EXHIBIT D



               THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS (I) REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, (II) SOLD OR OFFERED PURSUANT TO RULE 144 PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER SAID ACT (OR ANY SIMILAR RULE THEN IN FORCE) OR (III) THE ISSUER OF THIS WARRANT RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS OTHERWISE AVAILABLE.



                           TELIGENT ACQUISITION CORP.

                             STOCK PURCHASE WARRANT


Date of Issuance:  ___________                          Certificate No. W-______


                FOR VALUE RECEIVED, Teligent Acquisition Corp., a Delaware corporation (the "Company"), hereby grants to _______________________ or its registered assigns (the "Registered Holder") the right to purchase from the Company 750,000 shares of Warrant Stock at a price per share of $_______(1) (as adjusted from time to time hereunder, the "Exercise Price"). This Warrant is one of three warrants (collectively, the "Warrants") issued pursuant to the terms of the Second Amended and Restated Asset Purchase Agreement, dated as of October 18, 2001 (the "Purchase Agreement"), among the Company, Teligent, Inc., a Delaware corporation, and the other signatories thereto. Certain capitalized terms used herein are defined in Section 3 hereof. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

                This Warrant is subject to the following provisions:

                Section 1. Exercise of Warrant.


--------
   (1)Three 6-year warrants to purchase an aggregate of 2,250,000 shares of the Company's common stock will be issued as follows: (i) a warrant to purchase 750,000 shares at $14 per share; (ii) a warrant to purchase 750,000 shares at $15 per share; and (iii) a warrant to purchase 750,000 shares at $16 per share.

                1A. Exercise Period(i) . The Registered Holder may exercise, in whole or in part, the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including the sixth anniversary of the Date of Issuance (the "Exercise Period").

                1B. Exercise Procedure.

                (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

                (a) a completed Exercise Agreement, as described in Section 1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

                (b) this Warrant;

                (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 5 hereof; and

                (d) either (1) a certified or official bank check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise (the "Aggregate Exercise Price"), (2) the surrender to the Company of debt or equity securities of the Company or any of its wholly-owned Subsidiaries having a Market Price equal to the Aggregate Exercise Price of the Warrant Stock being purchased upon such exercise (provided that for purposes of this subparagraph, the Market Price of any note or other debt security or any preferred stock shall be deemed to be equal to the aggregate outstanding principal amount or liquidation value thereof plus all accrued and unpaid interest thereon or accrued or declared and unpaid dividends thereon) or (3) a written notice to the Company (which may be the Exercise Agreement) that the Purchaser is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Warrant Stock issuable upon such exercise of the Warrant which when multiplied by the Market Price of the Warrant Stock is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

                (ii) Certificates for shares of Warrant Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within ten business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such ten business-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

                (iii) The Warrant Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Stock at the Exercise Time.

                (iv) The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock. The Company will not be required, however, to pay any tax imposed in connection with any transfer involved in the issue of shares of Warrant Stock in a name other than that of the Registered Holder. In such case, the Company will not be required to issue any certificate for shares of Warrant Stock until the person or persons requesting the same shall have paid to the Company the amount of any such tax or shall have established to the Company's reasonable satisfaction that the tax has been paid or that no tax is due. Each share of Warrant Stock issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof except those liens or charges that may arise by any action or inaction of the Purchaser.

                (v) The Company shall not close its books against the transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

                (vi) The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company); provided, however, that the Company shall not be required to
(a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 1B(vi), (b) subject itself to taxation in any such jurisdiction or (c) submit to the general service of process in any such jurisdiction.

                (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or a sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or the sale of the Company, in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

                (viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Warrant Stock solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Warrant Stock issuable upon the exercise of all outstanding Warrants. All shares of Warrant Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges except those liens or charges that may arise by any action or inaction of the Purchaser. The Company shall take all such actions as may be necessary to assure that all such shares of Warrant Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Warrant Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance); and the Company shall take all actions as may be necessary to cause the listing of all shares of Warrant Stock issuable upon exercise of the Warrants on any domestic securities exchange upon which the Common Stock is listed (or the quotation on the Nasdaq National Market, as the case may be) and maintain such listing or quotation of such shares after issuance to the extent that the listing or quotation of the Common Stock is maintained. The Company shall not take any action which would cause the number of authorized but unissued shares of Warrant Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrants.

                1C. Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement shall be substantially in the form set forth in Exhibit I hereto, except that if the shares of Warrant Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

                1D. No Fractional Shares to be Issued. If more than one Warrant shall be surrendered for exercise at one time by the same Purchaser, the number of full shares of Warrant Stock which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Warrants so surrendered (and giving effect to the election on any cashless exercise). Every Warrant holder, by accepting this Warrant, expressly waives its right to receive any fraction of a share of Warrant Stock or a share certificate representing a fraction of a share of Warrant Stock. In lieu thereof, the Company will purchase such fractional interest for an amount in cash equal to the Market Price of such fractional interest.

                1E. Legend. Each certificate representing Warrant Stock issued upon exercise of this Warrant shall contain a legend substantially in the following form:

                THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS (I) REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, (II) SOLD OR OFFERED PURSUANT TO RULE 144 PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE ACT (OR ANY SIMILAR RULE THEN IN FORCE) OR (III) THE ISSUER OF THIS WARRANT RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS OTHERWISE AVAILABLE.

                Section 2. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this
Section 2, and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

                2A. Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

                2B. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, which in each case is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities, cash or other assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision to insure that each of the Registered Holders of the Warrants shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the shares of Warrant Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities, cash or other assets as may be issued or payable with respect to or in exchange for the number of shares of Warrant Stock immediately theretofore acquirable and receivable upon exercise of such holder's Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision with respect to such holders' rights and interests to insure that the provisions of this Section 2 shall thereafter be applicable to the Warrants. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument the obligation to deliver to each such holder such shares of stock, securities, cash or other assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. Notwithstanding any other provision contained herein, the Company may, upon notice and subject to the provisions of Section 2E hereof, terminate this Warrant upon the consummation of a merger of the Company into another Person in which the sole consideration received by the holders of Common Stock in respect of their Common Stock is cash .

                2C. Stock Dividends. If the Company shall declare a dividend or any other distribution upon any capital stock which is payable in shares of Warrant Stock or securities convertible into or exchangeable or exercisable for shares of Warrant Stock, the Exercise Price shall be reduced to the quotient obtained by dividing (i) the number of shares of Warrant Stock outstanding immediately prior to such declaration multiplied by the then effective Exercise Price by (ii) the total number of shares of Warrant Stock outstanding immediately after such declaration. Upon such reduction of the Exercise Price, the number of shares of Warrant Stock acquirable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such reduction by the number of shares of Warrant Stock acquirable upon exercise of this Warrant immediately prior to such reduction and dividing the product thereof by the Exercise Price resulting from such reduction. All shares of Warrant Stock and all securities convertible into or exchangeable or exercisable for shares of Warrant Stock issuable in payment of any dividend or other distribution upon the capital stock of the Company shall be deemed to have been issued or sold without consideration.

                2D. Certain Events. If any event occurs as to which the foregoing provisions of this Section 2 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company (the "Board"), fairly and adequately protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid.

                2E. Notices.

                (i) Immediately upon any adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                (ii) The Company shall give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                (iii) The Company shall also give written notice to the Registered Holders at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

                Section 3. Definitions. The following terms have meanings set forth below:

                "Common Stock" means, collectively, the Company's common stock, par value $0.01 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

                "Convertible Securities" means any stock or securities (directly or indirectly) convertible into or exchangeable or exercisable for Common Stock.

                "Market Price" means as to any security the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shall be the fair value thereof determined in good faith by the Board and set forth in a certificate thereof.

                "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.

                "Warrant Stock" means the Common Stock; provided that if there is a change such that the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, then the term "Warrant Stock" shall mean one share of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

                Section 4. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Warrant Stock acquirable by exercise hereof or as a stockholder of the Company.

                Section 5. Warrant Transferable. This Warrant and all rights hereunder are transferable, in whole or in part, only in compliance with the Securities Act of 1933, as amended, and without charge (except as set forth in Section 1B(iv)) to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company. Every Warrant holder, by accepting this Warrant, consents and agrees with the Company and with every subsequent holder of this Warrant that until due presentation for the registration of transfer of this Warrant on the register maintained by the Company, the Company may deem and treat the person in whose name this Warrant is registered as the absolute and lawful owner for all purposes whatsoever and the Company shall not be affected by any notice to the contrary. Notwithstanding anything herein to the contrary, nothing herein shall limit or otherwise restrict in any manner any transfer of this Warrant or any of the other Warrants if such transfer is effectuated under a plan of reorganization of the Sellers (as defined in the Purchase Agreement) or an order of the Bankruptcy Court (as defined in the Purchase Agreement) so long as such transfer is in compliance with the Securities Act of 1933, as amended.

                Section 6. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

                Section 7. Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate. Any such new certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed certificate at any time shall be enforceable by anyone. An applicant for such a substitute certificate also shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe. All certificates evidencing Warrants shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement of lost, stolen, mutilated or destroyed certificates, and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without their surrender.

                Section 8. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered or deposited in the U. S. Mail (i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

                Section 9. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the shares of Warrant Stock obtainable upon exercise of the Warrants.

                Section 10. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporation laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal law of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

                                     * * * *

               IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

                                       TELIGENT ACQUISITION CORP.


                                       By
                                         -----------------------------------

                                       Its
                                          ----------------------------------

[Corporate Seal]

Attest:


--------------------------------
           Secretary

                                                                       EXHIBIT I

                               EXERCISE AGREEMENT

To:                                                Dated:

               The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-____), hereby agrees to subscribe for the purchase of ______ shares of the Warrant Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant by the means described below (choose one by marking "x" in the space provided).

                                    Signature
                                             -----------------------------

                                    Address
                                           --------------------------------

        _____ tenders payment for such shares, in the amount of $_____ in accordance with the terms of the Warrant.

        _____ tenders payment for such shares by the surrender of debt or equity securities of the Company or one of its wholly-owned Subsidiaries having a Market Price equal to $_____.

        _____ requests that such exercise be on a net basis in accordance with the terms of the Warrant.

                                                                      EXHIBIT II

                                   ASSIGNMENT

               FOR VALUE RECEIVED, __________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-_____) with respect to the number of shares of the Warrant Stock covered thereby set forth below, unto:

Names of Assignee                    Address                       No. of Shares



and hereby appoints the Secretary of Teligent Acquisition Corp. as attorney, to transfer said Warrant on the books of Teligent Acquisition Corp., with full power of substitution in the premises.


Dated:                                  Signature
                                                 -------------------------------

                                                 -------------------------------
                                                 The above signature should
                                                 correspond exactly with the
                                                 name on the face of the
                                                 attached Warrant.


                                         Witness
                                                 -------------------------------